UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2013

Dell Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On August 2, 2013, Dell Inc., a Delaware corporation (the “Company”), entered into an amendment (“Amendment No. 1”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 5, 2013, with Denali Holding Inc., a Delaware corporation (“Parent”), Denali Intermediate Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Intermediate”), and Denali Acquiror Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate (“Merger Sub” and, together with Parent and Intermediate, the “Parent Parties”) (the Merger Agreement, together with Amendment No. 1, the “Amended Merger Agreement”). Parent is owned by Michael S. Dell, Chairman and Chief Executive Officer of the Company, and investment funds affiliated with Silver Lake Partners.

Amendment No. 1 provides for an increase in the per share merger consideration to be paid to the Company’s stockholders from $13.65 per share in cash, without interest, to $13.75 per share in cash, without interest, provides for the Company to pay a special $0.13 per share cash dividend to holders of record as of a date to be determined prior to the effective time of the merger, and permits the Company to advance the record date for the quarterly cash dividend of $0.08 per share with a record date that would otherwise fall between September 26, 2013 and October 16, 2013 to ensure that such record date precedes the effective time of the merger and enable the Company to comply with notice requirements under applicable law with respect to such record date.

Amendment No. 1 also revises the condition to the closing of the merger that required the affirmative vote (in person or by proxy) in favor of the proposal to adopt the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock owned, directly or indirectly, by the Unaffiliated Stockholders (as defined below) to instead require the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Common Stock owned, directly or indirectly, by Unaffiliated Stockholders that are present in person or by proxy and that are voted for or against the proposal to adopt the Amended Merger Agreement. For purposes of this paragraph, “Unaffiliated Stockholders” means stockholders of the Company other than the Parent Parties, Mr. Dell and certain entities related to him, any other officers and directors of the Company or any other person having an equity interest in, or any right to acquire an equity interest in, Merger Sub or any entity of which Merger Sub is a direct or indirect subsidiary.

Amendment No. 1 also decreases the termination fee the Company would have to pay to Parent from $450 million in cash to $180 million in cash in the event that within twelve months of termination of the Amended Merger Agreement by the Company or Parent in connection with the Company’s stockholders not voting to adopt the Amended Merger Agreement, the Company enters into a definitive agreement with respect to any recapitalization, or any extraordinary dividend or share repurchase, or a recapitalization, or an extraordinary dividend or share repurchase, is consummated that, together with any related transactions, would not result in any Person or group beneficially owning 50% or more of any class of equity securities of the Company.

Amendment No. 1 also provides that the Company will take all necessary action to reduce the exercise price per share of each option to purchase shares of common stock of the Company, whether vested or unvested, by the amount of the $0.13 per share special cash dividend and that holders of restricted stock units with respect to shares of common stock of the Company and restricted shares of common stock of the Company will receive such special dividend as dividend equivalents or dividends payable, as applicable, at the time that amounts are payable in respect of such restricted stock units and restricted stock pursuant to the terms of the Amended Merger Agreement.

Other than as expressly modified pursuant to Amendment No. 1, the Merger Agreement, which was filed as Annex A to the definitive proxy statement filed with the Securities and Exchange Commission by the Company on May 31, 2013, remains in full force and effect as originally executed on February 5, 2013. The foregoing description of Amendment No. 1 and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 1, attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

Item 8.01 – Other Events.

On August 2, 2013 the Company issued a press release announcing that it had entered into Amendment No. 1. A copy of this press release issued by the Company, dated August 2, 2013, is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a definitive proxy statement and other relevant documents, including a form of proxy card, on May 31, 2013. The definitive proxy statement and a form of proxy have been mailed to the Company’s stockholders. Stockholders are urged to read the proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financialreporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, is set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 (as amended with the filing of a Form 10-K/A on June 3, 2013 containing Part III information) and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,”

“anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in these materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Item 9.01 – Financial Statements and Exhibits.

The Company herewith furnishes the following document as an exhibit to this report:

Exhibit Number	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger by and among Denali Holding Inc., Denali Intermediate Inc., Denali Acquiror Inc. and Dell Inc., dated August 2, 2013

99.1	Press Release issued by Dell Inc., dated August 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: August 2, 2013	By:	/s/ Janet B. Wright
	Name:	Janet B. Wright
	Title:	Vice President and Assistant Secretary (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger by and among Denali Holding Inc., Denali Intermediate Inc., Denali Acquiror Inc. and Dell Inc., dated August 2, 2013

99.1	Press Release issued by Dell Inc., dated August 2, 2013